SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           _________________________

                                   FORM 8-K

                                CURRENT REPORT



               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

                           _________________________


       Date of Report (date of earliest event reported):  JULY 22, 2003



                       WAUSAU-MOSINEE PAPER CORPORATION

            (Exact name of registrant as specified in its charter)



         WISCONSIN                  1-13923                   39-0690900
      (State or other          (Commission File              (IRS Employer
      jurisdiction of               Number)                 Identification
      incorporation)                                            Number)


                            1244 KRONENWETTER DRIVE
                            MOSINEE, WI 54455-9099

         (Address of principal executive offices, including Zip Code)

                                (715) 693-4470
              Registrant's telephone number, including area code




                   INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE.

            On July 22, 2003, the Company reported net earnings of $3.2 million, or $.06 per share, for the second quarter ended June 30, 2003, as compared to a net earnings of $5.7 million, or $.11 per share, for the second quarter of 2002.

            Net sales for the second quarter of 2003 were $242.8 million as compared to $237.8 million in 2002.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

         (c)   Exhibits.

               99.1     Press release dated July 22, 2003

ITEM 9.     REGULATION FD DISCLOSURE

            On July 22, 2003, the Company issued a press release announcing its earnings for the second quarter ended June 30, 2003, a copy of which is attached hereto as Exhibit 99.1 and incorporated in this Item 9 by reference.

ITEM 12.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

            On July 22, 2003, the Company issued a press release announcing its earnings for the second quarter ended June 30, 2003, a copy of which is attached hereto as Exhibit 99.1 and incorporated in this Item 12 by reference.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WAUSAU-MOSINEE PAPER CORPORATION



Date:  July 22, 2003                By:   SCOTT P. DOESCHER
                                          Scott P. Doescher
                                          Senior Vice President-Finance

                                 EXHIBIT INDEX
                                      TO
                                   FORM 8-K
                                      OF
                       WAUSAU-MOSINEE PAPER CORPORATION
                              DATED JULY 22, 2003
                 Pursuant to Section 102(d) of Regulation S-T
                        (17 C.F.R. Section 232.102(d))




99.1  PRESS RELEASE DATED JULY 22, 2003